                                                                    Exhibit 21.1

               PEGASUS SATELLITE COMMUNICATIONS, INC. SUBSIDIARIES
               ---------------------------------------------------

            Name                                               Jurisdiction
            ----                                               ------------

Argos Support Services                                        Texas
B.T. Satellite, Inc.                                          Maine
Bride Communications, Inc.                                    Delaware
Carr Rural TV, Inc.                                           Michigan
DBS Tele-Venture, Inc.                                        Texas
DCE Satellite Entertainment, LLC                              Wisconsin
Digital Television Services of Indiana, LLC                   Georgia
DTS Management, LLC                                           Georgia
Golden Sky DBS, Inc.                                          Delaware
Golden Sky Holdings, Inc.                                     Delaware
Golden Sky Systems, Inc.                                      Delaware
Henry County MRTV, Inc.                                       Ohio
HMW, Inc.                                                     Maine
Pegasus Broadband Communications, Inc.                        Delaware
Pegasus Broadcast Television, Inc.                            Pennsylvania
Pegasus Broadcast Towers, Inc.                                Delaware
Pegasus BTV Sub, LLC                                          Arkansas
Pegasus Communications Management Company                     Pennsylvania
Pegasus Guardband, LLC                                        Delaware
Pegasus Media & Communications, Inc.                          Delaware
Pegasus Real Estate Company                                   Pennsylvania
Pegasus Satellite Development Corporation                     Delaware
Pegasus Satellite Finance Corporation                         Delaware
Pegasus Satellite Finance Corporation 2000                    Delaware
Pegasus Satellite Holdings, Inc.                              Delaware
Pegasus Satellite Real Estate Company                         Texas
Pegasus Satellite Television, Inc.                            Delaware
Pegasus Satellite Television of Illinois, Inc.                Illinois
Pegasus Towers, Inc.                                          Pennsylvania
Pegasus Travel, Inc.                                          Delaware
Portland Broadcasting, Inc.                                   Maine
PP Broadcast, Inc.                                            Delaware
Primewatch, Inc.                                              North Carolina
PST Holdings, Inc.                                            Delaware
South Plains DBS, L.P.                                        Texas
Telecast of Florida, Inc.                                     Florida
WDBD License Corp.                                            Delaware
WDSI License Corp.                                            Delaware
WGMP License Corp.                                            Delaware
WILF, Inc.                                                    Delaware
WOLF License Corp.                                            Delaware
WPBD, Inc.                                                    Delaware
WPBD License Corp.                                            Delaware
WTLH, Inc.                                                    Delaware
WTLH License Corp.                                            Delaware